UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2022 (April 4, 2022)

RYMAN HOSPITALITY PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13079	73-0664379
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Gaylord Drive Nashville, Tennessee	37214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 316-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $.01	RHP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Investment Agreement

On April 4, 2022, Ryman Hospitality Properties, Inc. (the “Company”) and certain of its subsidiaries, including OEG Attractions Holdings, LLC (“OEG”), entered into an Investment Agreement (the “Investment Agreement”) with A-OEG Holdings, LLC (the “Investor”) and Atairos Group, Inc., pursuant to which OEG will issue and sell to the Investor, and the Investor will acquire, 30% of the equity interests of OEG for approximately $293,000,000, subject to certain adjustments as set forth in the Investment Agreement (the “OEG Transaction”). The purchase price in connection with the OEG Transaction may be increased by $30,000,000 if OEG achieves certain financial objectives in 2023 or 2024. The Investment Agreement contains customary representations, warranties and covenants by OEG, the Investor and the other parties thereto and is subject to customary closing conditions, including the closing of the OEG Financing (as defined below). After the payment of transaction expenses, the Company anticipates using substantially all of the net proceeds from the OEG Transaction, together with the net proceeds the Company receives from the OEG Financing (as defined below), to repay the outstanding balance of the Company’s existing $300 million term loan A, and to pay down substantially all borrowings outstanding under the Company’s revolving credit facility.

The Company will retain a controlling 70% equity interest in OEG and will continue to consolidate OEG and the other subsidiaries comprising the Company’s Entertainment segment (collectively, the “Opry Entertainment Group”) in the Company’s consolidated financial statements. Opry Entertainment Group will continue to be reported as the Company’s Entertainment segment. The OEG Transaction is expected to close in the second quarter of 2022.

The above summary of the Investment Agreement does not purport to be complete and is qualified in its entirety by reference to the Investment Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Second Amended and Restated Limited Liability Company Agreement for OEG

At the closing contemplated by the Investment Agreement, the Company, the Investor, RHP Hotels, LLC (“Ryman Member”), RHP Hotel Properties, LP, and OEG will enter into a Second Amended and Restated Limited Liability Company Agreement for OEG (the “LLC Agreement”). The LLC Agreement will set forth the members’ rights and obligations with respect to the ownership and operation of OEG, including, but not limited to, the following material terms.

Board Representation. OEG will be governed by a Board of Managers (the Board”), subject to member consent to certain actions. The Board will initially consist of six members, four designated by Ryman Member and two designated by the Investor. The Executive Chairman of the Board will initially be appointed by Ryman Member. So long as the Investor may appoint one member to the Board, it will have representation on each Board committee. The Investor’s right to Board representation is contingent upon the Investor’s ownership of at least 10% of the outstanding units of OEG.

The Board’s membership will be modified from time to time to reflect the proportional ownership of outstanding units by Ryman Member and the Investor, and in the event that Ryman Member owns less than 51% of the outstanding units of OEG (whether due to transfer or dilution), Ryman Member and the Investor will renegotiate the governance provisions above to reflect rights appropriate in light of their proportional ownership.

Major Decisions; Member Consent Rights. Subject to certain ownership thresholds, the approval of both Ryman Member and the Investor will be required with respect to the “Major Decisions” set forth below.

So long as the Investor or the Ryman Member owns at least 20% of the outstanding units of OEG, it will have consent rights with respect to (i) the incurrence by OEG of any loan or other debt (including debt-like preferred securities), if such debt is not in conformity with “Permitted Financing Terms” (including designated leverage thresholds), (ii) certain decisions with respect to selecting and compensating the chief executive officer of OEG and the chief financial officer of OEG and (iii) approval of OEG’s annual operating budget, provided that (A) if such budget is not approved, then OEG will operate on the prior year’s budget, with cost items not increasing by more than 7.5%, and (B) OEG will have the ability to fund on an annual basis certain costs associated with the development of new Ole Red units without Investor approval.

So long as the Investor or the Ryman Member owns at least 10% of the outstanding units of OEG, it will have consent rights with respect to (i) OEG’s issuance of new equity securities (other than “Exempt Securities” (generally, management awards issued under an approved plan, shares in an IPO or shares issued in a joint venture transaction or acquisition approved by the Board) or securities to which Ryman Member or the Investor have preemptive rights), (ii) mergers involving OEG (except as subject to Ryman Member’s right to cause a Sale of OEG), (iii) any asset or business acquisition or disposition by OEG in excess of $150 million, (iv) OEG’s issuance of management equity units in excess of 8% of fully-diluted units, and (v) a change in OEG’s U.S. federal income tax classification or the making of any tax election that would materially disproportionately adversely affect the Investor.

So long as the Investor or the Ryman Member owns at least 5% of the outstanding units of OEG, it will have consent rights with respect to (i) certain affiliate transactions involving OEG, (ii) any dissolution, termination or liquidation of OEG and (iii) and certain amendments to OEG’s certificate of formation.

So long as the Investor owns any outstanding units of OEG, it will have consent rights with respect to distributions to members of OEG that are disproportionate to the ownership percentages of the members and certain matters related to radio or television licenses.

Distributions. Distributions to members will be subject to approval by the Board. Owners, including the Investor, will be entitled to pro rata distributions with other common units except as described in the LLC Agreement.

Investor Purchase Option. The Investor will have the option to acquire additional common units of OEG from Ryman Member, as follows (the “Purchase Option”): (i) in the fourth quarter of each of 2023, 2024 and 2025, the Investor may exercise the Purchase Option in an amount equal to the lesser of (a) $125 million, or (b) the maximum amount of proceeds that the Company may receive in respect of the common units of OEG purchased by the Investor under the income test applicable to the Company as a real estate investment trust (“REIT”), and provided that the Investor may not exercise the option in respect of a number of common units that would result in the Ryman Member ceasing to retain 51% of the outstanding common units after giving effect to the purchase.

The price to be paid by the Investor for common units acquired pursuant to the exercise of the Purchase Option (the “Purchase Option Price”) will be based on an enterprise valuation of 17 times OEG’s last twelve months Adjusted EBITDAre, reduced by net debt of OEG. The calculation of the last twelve months’ Adjusted EBITDAre is subject to a floor, generally 80% of the prior corresponding period’s Adjusted EBITDAre.

If the Investor elects to exercise the Purchase Option, then its rights with respect to an IPO Payment, a Sale Payment, an IPO Put Right, and a Seven-Year Put Right (each as defined below) will expire. Additionally, the Purchase Option will expire on the earlier to occur of (i) a Qualified IPO (as defined below), (ii) a Sale of OEG (as defined below), or (iii) a Qualified Spinoff (as defined below).

Company Exit Rights; Investor Right of First Offer (“ROFO”). At any time, Ryman Member can cause a (i) “Qualified IPO” (defined as an underwritten initial public offering resulting in OEG being listed on a national securities exchange and raising at least $200 million in the aggregate, including in connection with a special purpose acquisition company transaction), (ii) “Qualified Spinoff” (defined as a spin or split transaction of OEG equity to stockholders of the Company that results in the listing of OEG securities on a national securities exchange, in which Ryman Member holds no more than 20% of such equity following such transaction); or (iii) “Sale of OEG” (generally defined as a merger, sale of equity or other transaction involving OEG in which holders of OEG equity hold less than a majority of the voting power of the combined entity following such transaction, or the sale of all or substantially all of the assets of OEG).

Upon notice from Ryman Member that it intends to cause a Qualified IPO, a Qualified Spinoff, or a Sale of OEG, the Investor has a right of first offer, or the right to make a proposal to purchase all of Ryman Member’s equity in OEG.

In the case of a Sale of OEG, if Ryman Member elects not to accept the Investor’s offer, it may close the Sale of OEG within a defined period, so long as the value of such transaction, meets certain requirements and the price is equal to or greater than 95% of the per unit consideration in the Investor’s ROFO proposal (the “ROFO+95% floor”).

IPO Payment. Upon a Qualified IPO that occurs on or before the seventh anniversary of the Investor’s original investment in OEG (the “Seventh Anniversary”), the Investor may be entitled to payment (an “IPO Payment”) from Ryman Member. An “IPO Payment” will be required if the Post IPO Investor Stake Value (as defined below) measured on the 120th trading day post-IPO does not equal or exceed the Minimum Investor Stake Value (as defined below). If the IPO occurs after the fourth anniversary of the Investor’s original investment in OEG (the “Fourth Anniversary”), the IPO Payment will capped at the Payment Cap. The IPO Payment may be satisfied by Ryman Member in either (i) cash, (ii) OEG equity owned by Ryman Member, or (iii) Company stock (measured in accordance with a volume-weighted average trading price (“VWAP”) calculation). The Investor’s right to an IPO Payment will terminate on or before the Seventh Anniversary when the Purchase Option closes.

“Post-IPO Investor Stake Value” means the sum of (i) proceeds received by the Investor in the IPO or in follow-on sales made in connection with the IPO or after, and (ii) the market value of OEG equity retained by the Investor.

“Minimum Investor Stake Value” means either (i) if a Qualified IPO closes on or prior to the second anniversary of the Investor’s original investment in OEG (the “Second Anniversary”), the product of (x) the Investor’s retained invested equity times (y) 1.4, reduced by any distributions from OEG and certain proceeds of any prior sales or (ii) if a Qualified IPO closes after the Second Anniversary but prior to Seventh Anniversary, the product of (x) the Investor’s retained invested equity times (y) 1.5, reduced by any distributions from OEG and certain proceeds of any prior sales.

Sale of OEG. Upon a Sale of OEG (but excluding a Qualified Spinoff) that occurs on or before the Seventh Anniversary, the Investor will be entitled to a payment (any such payment, a “Sale Payment”) if the value of the Investor’s retained invested equity (implied by the sale) does not equal or exceed the Minimum Investor Sale Value (as defined below). Any Sale Payment (i) may be satisfied by Ryman Member in either (A) cash, (B) a preferential cash distribution, (C) additional consideration in the Sale of OEG or (D) Company stock (measured in accordance with a VWAP calculation) and (ii) will be capped at half of the Investor’s investment made under the Investment Agreement (“Payment Cap”) if the Sale of OEG occurs after the fifth anniversary of the Investor’s original investment in OEG (the “Fifth Anniversary”). The Investor’s right to a Sale Payment will terminate if at any time on or before the Seventh Anniversary the Purchase Option closes.

“Minimum Investor Sale Value” means either (i) if a Sale of OEG closes on or prior to the Fifth Anniversary, the greater of (A) the product of (x) Investor’s retained invested equity times (y) 1.5, reduced by any distributions from OEG and certain proceeds of any prior sales; or (B) an amount based on a 15% internal rate of return on retained invested equity, in each case reduced by any distributions from OEG and certain proceeds of prior sales or (ii) if a Sale of OEG closes on or after the Fifth Anniversary, but on or before the Seventh Anniversary, the product of (x) the Investor’s retained invested equity times (y) 1.5, reduced by any distributions from OEG and certain proceeds of prior sales.

Investor IPO Request; IPO Request Put Right. If OEG has not completed a Qualified IPO prior to the Fourth Anniversary, for a period of 30 days commencing on the Fourth Anniversary (the “IPO Request Period”), the Investor may request that OEG undertake a Qualified IPO (the “IPO Request Right”). If so requested by the Investor, Ryman Member may either (i) elect to use reasonable efforts to cause OEG to undertake a Qualified IPO, or (ii) decline to undertake such Qualified IPO. If Ryman Member declines to undertake such Qualified IPO, the Investor may cause Ryman Member to acquire all of the Investor’s interest in OEG, at a price (the “Put Price”) equal to the product of (x) the Investor’s retained invested equity times (y) 1.5, adjusted for (i) reductions attributable to any distributions from OEG and certain proceeds of prior sales, and (ii) increases due to a pro-rated return on additional equity purchased by the Investor subsequent to its initial purchase. The Put Price may be paid by Ryman Member in three equal annual installments (subject to 8% interest) and may be satisfied by Ryman Member in either cash or Company stock (measured in accordance with a VWAP calculation). The IPO Request Right will terminate at the closing of the Purchase Option.

In the event of a Put Delay Event (as defined below), Ryman Member will have rights to delay the exercise of the put rights or installment payments, as described in the LLC Agreement. “Put Delay Event” means the occurrence of either (i) an “Index Event” (defined as a 30% decline in the Dow Jones U.S. Hospitality REIT Index (measured based on a 5-trading day period, as compared to the previous 60-trading day period)); or (ii) a “Ryman Parent Stock Event” (meaning in any 60-day period, the occurrence of both a (A) 30% decline in the VWAP of Company stock (measured based on a 5-trading day period, as compared to the previous 60-trading day period) and (B) property closure or capacity limitation related to certain disaster events such as a flood or pandemic (including new variants of COVID-19).

Investor Seven-Year Put Right. If OEG has not completed a Qualified IPO, Sale of OEG or a Qualified Spinoff prior to the Seventh Anniversary, for a period of 30 days commencing on the Seventh Anniversary (the “Seven-Year Put Period”), the Investor may cause Ryman Member to acquire all of the Investor’s interest in OEG (the “Seven-Year Put”). Ryman Member will pay a purchase price to the Investor in connection with the Seven-Year Put (the “Seven-Year Put Price”) equal to the fair market value of the Investor’s interest. The Seven-Year Put Price may be paid by Ryman Member in cash or Company stock (measured in accordance with a VWAP calculation) in two equal installments, with the first such installment due within 90 days of, and the second such installment due 18 months after, the Seventh Anniversary. The Seven-Year Put Right will terminate when the Purchase Option closes. Ryman Member’s rights in the event of a Put Delay Event (as described in the LLC Agreement) also apply with respect to the Seven-Year Put Right.

IPO Demand Right. If the Investor has at any time exercised the Purchase Option, the Investor will, beginning on the Fifth Anniversary, have a right to demand that OEG undertake a Qualified IPO.

Transfers; Pledges. The Investor may not assign, sell or otherwise transfer its units in any manner (other than to certain permitted transferees) without the approval of Ryman Member.

Ryman Member will have limited rights to transfer its interest in OEG, subject to the extent necessary for the Company to maintain REIT compliance; and subject to requirements applicable to certain stake sales (in an amount after which Ryman would still own 51% of the outstanding units), requiring Ryman Member to offer to sell to the Investor, at a price not to exceed the Purchase Option Price per unit, subject to the ROFO+95% floor. If the Investor does not elect to purchase the equity, Ryman Member may transfer such equity without the Investor’s consent, provided that the transferee thereof would have no rights other than those generally available to all members, but with Ryman Member having the right to grant certain minority protections (such as a Board designation) pursuant to an arrangement solely between Ryman Member and such transferee. If Ryman Member proposes to sell, assign or otherwise transfer its units in OEG to a third party, the Investor will be able to exercise its “tag-along” right and sell a proportionate share of its units in the proposed transaction.

Neither Ryman Member nor the Investor may pledge its equity interests in OEG without approval by the Board.

Ryman Member may invoke a “drag-along right” and cause the Investor to also sell its ownership in OEG in connection with a Sale of OEG.

Capital Calls; Preemptive Rights. The Investor is not required to contribute capital in the event of a shortfall in operating cash to cover expenses and/or capital needs, but OEG may issue new units without approval of the Investor after offering a preemptive right to the Investor to purchase equity, permitting the Investor to maintain its percentage ownership in OEG, provided that the Investor’s preemptive rights in such case would not apply to Exempt Securities.

Strategic Opportunities. The Investor and NBCUniversal will agree in a separate agreement to explore strategic opportunities involving OEG.

Corporate Opportunity; Non-Compete. Prior to an IPO or a Spinoff, or prior to a time that the Investor or Ryman Member no longer owns 20% or more of the fully-diluted units of OEG, neither Ryman Member nor the Investor (nor their respective affiliates) will invest in or develop any live entertainment asset or business focused on the country lifestyle consumer without first offering such opportunity to OEG. Notwithstanding the foregoing, (i) the Investor or Ryman Member may acquire a business that has a country lifestyle component, provided that such asset generated less than 25% of its revenues from such component, and (ii) affiliates of Ryman Member may own such an asset at one or more of its hotel properties not located in Nashville, Tennessee so long as it has less than a 250- seat capacity.

REIT Savings Clause. For so long as Ryman Member and its affiliates own units in OEG, OEG may not take any action which would reasonably be expected to cause the Company to fail to satisfy the applicable REIT tests; subject to Ryman Member’s obligations with respect to the satisfaction of the Investor’s Sale Payment and IPO Payment, if applicable, and with respect to the IPO Put Right and the Seven-Year Put Right and certain other exceptions.

The above summary of the LLC Agreement does not purport to be complete and is qualified in its entirety by reference to the LLC Agreement, the form of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment No. 5 to Credit Agreement

On April 4, 2022, the Company entered into Amendment No. 5 (the “Fifth Amendment”) to the Sixth Amended and Restated Credit Agreement dated as of October 31, 2019 (the “Base Credit Agreement”), among the Company, as a guarantor, its subsidiary RHP Hotel Properties, LP, as borrower, certain other subsidiaries of the Company party thereto, as guarantors, certain subsidiaries of the Company party thereto, as pledgors, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent, as amended by Amendment No. 1 to the Base Credit Agreement, effective as of April 23, 2020 (the “First Amendment”), Amendment No. 2 to the Base Credit Agreement, effective as of December 22, 2020 (the “Second Amendment”), Amendment No. 3 to the Base Credit Agreement, dated as of May 5, 2021 (the “Third Amendment”), and Amendment No. 4 to the Base Credit Agreement, effective as of October 26, 2021 (together with the First Amendment, the Second Amendment, the Third Amendment and the Base Credit Agreement, the “Existing Credit Agreement”).

The Fifth Amendment provides for certain amendments to the Existing Credit Agreement (as amended by the Fifth Amendment, the “Credit Agreement”), including the following, each of which to be effective upon the closing of the OEG Transaction:

•	Excludes certain subsidiaries of the Company comprising the Opry Entertainment Group from negative covenants and restrictions of the Credit Agreement relating to certain equity issuances, investments, acquisitions, dispositions, and indebtedness;

•	Eliminates certain limitations on capital expenditures and liquidity requirements during the Restricted Period;

•	Provides that, following the expiration of the Temporary Waiver Period (as defined in the Credit Agreement), until January 1, 2023, the Company will be required to satisfy the following financial covenants:

Consolidated Funded Indebtedness to Total Asset Value Ratio	70%

Consolidated Fixed Charge Coverage Ratio	1:1

Implied Debt Service Coverage Ratio	1.10:1.00

•	Provides that following January 1, 2023, the Company will be required to satisfy the financial covenants currently provided for in the Credit Agreement following the expiration of the Temporary Waiver Period.

Except as modified by the Fifth Amendment, the Company is generally required to use any proceeds from borrowings drawn during the Restricted Period to fund operating expenses, debt service of the Company and its subsidiaries and permitted capital expenditures and investments.

The above summary of the Fifth Amendment does not purport to be complete and is qualified in its entirety by reference to the Fifth Amendment, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth above under “Amendment No. 5 to Credit Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

ITEM 7.01	regulation FD disclosure.

On April 4, 2022, the Company posted to its website a presentation (the “Presentation”) related to the OEG Transaction. The Company will hold a conference call to discuss the Presentation at 10:00 a.m. Eastern Time on April 5, 2022.

In accordance with General Instruction B.2 and B.6 of Form 8-K, the information contained in this Item 7.01 is being furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 8.01	Other Events.

Commitment Letter

On April 4, 2022, and in connection with the execution of the Investment Agreement, OEG Borrower, LLC (“OEG Borrower”), a wholly owned indirect subsidiary of OEG, executed a commitment letter (the “Commitment Letter”) with JPMorgan Chase Bank, N.A. and Morgan Stanley Senior Funding, Inc. (collectively, the “Commitment Parties”). Under the terms of the Commitment Letter, the Commitment Parties have agreed to structure and arrange (i) the OEG term loan in an aggregate principal amount equal to $300,000,000, plus, at OEG Borrower’s election, an additional amount sufficient to fund certain original issue discount or upfront fees and (ii) a senior secured revolving credit facility in an initial committed amount of $50,000,000 (or, following a Successful Revolving Syndication (as defined in the Commitment Letter), such greater amount up to $65,000,000) as contemplated by the Commitment Letter in connection with the appointment of additional lead arrangers) (collectively, (i) and (ii) being the “OEG Financing”).

Press Release

On April 4, 2022, the Company issued a press release announcing the OEG Transaction (the “Press Release”). A copy of the Press Release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains statements as to the Company’s beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Examples of these statements include, but are not limited to, statements regarding the proposed OEG Transaction, the intended benefits of the OEG Transaction, and the pending acquisition of the Block 21 complex in Austin, Texas (“Block 21”). These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include the risks and uncertainties associated with the occurrence of any event, change or other circumstance that could delay the closing of the OEG Transaction or the Block 21 acquisition, or result in the termination of the Investment Agreement or the agreement for the Block 21 acquisition. Other factors that could cause results to differ are described in the filings made from time to time by the Company with the U.S. Securities and Exchange Commission and include the risk factors and other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and its Quarterly Reports on Form 10-Q and subsequent filings. Except as required by law, the Company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

10.1*	Investment Agreement, dated as of April 4, 2022, by and among the Company, OEG Attractions Holdings, LLC, RHP Hotels, LLC, RHP Hotel Properties, LP, A-OEG Holdings, LLC and Atairos Group, Inc.

10.2*	Form of Second Amended and Restated Limited Liability Company Agreement for OEG Attractions Holdings, LLC (incorporated by reference to Exhibit C of the Investment Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K).

10.3	Amendment No. 5 to Sixth Amended and Restated Credit Agreement, effective as of April 4, 2022, among Ryman Hospitality Properties, Inc., as a guarantor, RHP Hotel Properties, LP, as borrower, certain other subsidiaries of Ryman Hospitality Properties, Inc. party thereto, as guarantors, certain subsidiaries of Ryman Hospitality Properties, Inc. party thereto, as pledgors, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.

99.1	Press Release of Ryman Hospitality Properties, Inc. dated April 4, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain schedules and similar attachments have been omitted in reliance on Instruction 4 of Item 1.01 of Form 8-K and Item 601(a)(5) of Regulation S-K. The Company will provide, on a supplemental basis, a copy of any omitted schedule or attachment to the Securities and Exchange Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYMAN HOSPITALITY PROPERTIES, INC.

Date: April 5, 2022	By:	/s/ Scott J. Lynn
	Name:	Scott J. Lynn
	Title:	Executive Vice President, General Counsel and Secretary